BELL, BOYD & LLOYD LLC                        THREE FIRST NATIONAL PLAZA
                                              70 WEST MADISON STREET, SUITE 3300
                                              CHICAGO, ILLINOIS 60602-4207
                                              312 372-1121 FAX 312 372-2098

                                              OFFICES IN CHICAGO
                                              AND WASHINGTON, D.C.

                                November 29, 2001

         As counsel for Harris Associates Investment Trust (the "Registrant"), we consent to the incorporation by reference of our opinion for each of the Registrant's series, filed with the Registrant's registration statement on Form N-1A, Securities Act File No. 33-38953 on each of the dates listed below:

         SERIES                                         DATE OF OPINION                 DATE OF FILING
         ------                                         ---------------                 --------------
The Oakmark International Fund                         July 23, 1992                   February 28, 1997
The Oakmark Small Cap Fund                             September 20, 1995              February 28, 1997
The Oakmark Equity and Income Fund                     September 20, 1995              February 28, 1997
The Oakmark International Small Cap Fund               September 20, 1995              February 28, 1997
The Oakmark Select Fund                                October 22, 1996                October 23, 1996
The Oakmark Fund                                       November 1, 1998                November 5, 1998
The Oakmark Global Fund                                May 21, 1999                    May 21, 1999

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                          /s/ Bell, Boyd & Lloyd LLC